                                  SCHEDULE 14A


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. #240.14a-11(c) or Sec. #240.14a-12

                         FIRST UNITED BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         FIRST UNITED BANCSHARES, INC.
                           EL DORADO, ARKANSAS 71730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2000

To The Stockholders of First United Bancshares, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of First United Bancshares, Inc. ("the Company") will be held in the First National Building, El Dorado, Arkansas, on Tuesday, May 23, 2000, at 2:00 p.m. Central Daylight Time, for the following purposes:

          (1) To elect the board of directors who will serve until the next annual meeting of stockholders;

          (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company until the next annual meeting of stockholders; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on March 21, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Stockholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors

                                          /s/ JAMES V. KELLEY
                                          James V. Kelley
                                          Chairman of the Board, President and
                                          Chief Executive Officer

El Dorado, Arkansas
April 19, 2000

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                                     INDEX

                                                              PAGE
                                                              ----
SOLICITATION OF PROXY.......................................    1
REVOCATION OF PROXY.........................................    1
VOTING RIGHTS OF THE COMPANY'S SECURITIES
  General...................................................    1
  Cumulative Voting for Election of Directors...............    1
  Method of Voting..........................................    2
ELECTION OF DIRECTORS
  General...................................................    2
  Vote Required For Election................................    2
  Nominees for Directors....................................    3
  Director Nomination and Qualification.....................    4
  Meetings and Committees of the Board......................    4
  Compensation of Directors.................................    5
  Compliance with Section 16(a) of the Securities and
     Exchange Act of 1934...................................    5
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.........    5
EXECUTIVE COMPENSATION AND CERTAIN SECURITY HOLDERS
  Report of Compensation, ESOP and Benefits Committee
     Compensation Policy....................................    6
     Measures of Performance................................    6
     Executive Compensation.................................    6
     Compensation of Chief Executive Officer................    7
  Stock Performance.........................................    8
  Compensation of Management................................    8
  Outstanding Voting Securities and Principal Holders
     Thereof................................................   11
  Security Ownership of Directors and Executive Officers....   12
  Option Grants in 1999.....................................   14
  Option Exercises in 1999 and 1999 Year-End Option
     Values.................................................   15
  Executive Agreements......................................   15
TRANSACTIONS WITH MANAGEMENT AND OTHERS.....................   16
ANNUAL REPORT...............................................   17
OTHER MATTERS...............................................   17
STOCKHOLDER PROPOSALS.......................................   17

                         FIRST UNITED BANCSHARES, INC.
                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2000

                            SOLICITATION OF PROXIES

     Each holder of record of Common Stock of First United Bancshares, Inc. ("the Company") as of the close of business on March 21, 2000 ("Record Date"), is entitled to vote at the Annual Meeting of Stockholders to be held in the First National Bank Building, Main and Washington Streets, El Dorado, Arkansas on Tuesday, May 23, 2000 at 2:00 p.m., and any adjournment thereof (the "Meeting"). A proxy card is enclosed for use at such Meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company and the proxy is solicited on behalf of the Board of Directors of the Company.

     This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 19, 2000. Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors or regular employees of the Company who will not be specially compensated for such additional solicitation, if necessary. All expenses incurred in such solicitation, including the reimbursement of certain fiduciaries for expenses incurred by them in forwarding the proxy solicitation materials to the beneficial owners of the Company's Common Stock held of record by such fiduciaries, will be borne by the Company.

                              REVOCATION OF PROXY

     The Company encourages the personal attendance of stockholders at the Meeting, and the giving of the Proxy does not preclude the right to vote in person should the person giving the Proxy so desire. THE PERSON GIVING THE PROXY HAS THE POWER TO REVOKE THE SAME BEFORE THE PROXY IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION PRIOR TO THE ANNUAL STOCKHOLDERS MEETING TO JOHN G. COPELAND, SECRETARY, AT FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730. FURTHERMORE, A PROXY WILL BE SUSPENDED IF THE STOCKHOLDER WHO EXECUTED IT IS PRESENT AT THE MEETING AND ELECTS TO VOTE IN PERSON.

                   VOTING RIGHTS OF THE COMPANY'S SECURITIES

GENERAL

     At the Meeting, each Stockholder will be entitled to one vote, in person or by proxy, for each share of Company common stock, par value $1.00 ("Common Stock") owned of record as of the close of business on March 21, 2000. The Common Stock of the Company is its only class of voting securities. On the Record Date, there were outstanding and entitled to vote 25,297,444 shares of Common Stock. The stock transfer books of the Company will not be closed.

CUMULATIVE VOTING FOR ELECTION OF DIRECTORS

     With respect to the election of directors, every Stockholder of the Company has cumulative voting rights. Such rights provide that every Stockholder entitled to vote at such election should have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees as the Stockholder may desire.

METHOD OF VOTING

     The enclosed Proxy Card provides a method for Stockholders to withhold authority to vote for any one or more of the nominees while granting authority to the proxies to vote for the remaining nominees. The names of all nominees are listed on the Proxy Card. If you wish to grant the proxies authority to vote for all nominees, check the box marked "FOR ALL NOMINEES" above the names of the nominees. If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY" above the names of the nominees. If you wish your shares to be voted for some nominees and not for one or more of the nominees, mark the "FOR ALL EXCEPT" box and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through such name(s). The Board of Directors anticipates that this method of electing directors will make the voting process more meaningful to the Stockholders of the Company.

     The enclosed Proxy Card also provides a method for Stockholders to abstain from voting on the ratification of appointment of independent auditors. By abstaining, shares will not be voted for or against such matter but will be counted for quorum purposes. If you wish to abstain from voting on such matter, check the box marked "ABSTAIN". While there may be instances in which a Stockholder will wish to abstain, the Board of Directors encourages all Stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

                             ELECTION OF DIRECTORS

GENERAL

     At the Meeting, fourteen (14) directors, which shall constitute the entire Board of Directors of the Company for the ensuing year, will be elected to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. The following persons have been nominated for election as directors: E. Larry Burrow, Claiborne P. Deming, Al Graves, Jr., Tommy Hillman, James V. Kelley, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, George F. Middlebrook, III, R. Madison Murphy, Robert C. Nolan, Cal Partee, Jr., Carolyn Tennyson and John D. Trimble, Jr. Should any of the nominees become unavailable for election for any reason, presently unknown, or be unable to serve, the persons named as proxies in the enclosed Proxy Card will vote for the election of such other person or persons as the Board of Directors may recommend.

     If the enclosed Proxy Card is duly executed, dated and received in time for the Meeting, it will be voted in accordance with the instructions of the stockholder(s). IF NO INSTRUCTIONS ARE INDICATED, THEN IT IS THE INTENTION OF THE PERSONS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED THEREBY TO ELECT THE FOURTEEN PERSONS NOMINATED FOR ELECTION AS DIRECTORS OF THE COMPANY.

VOTE REQUIRED FOR ELECTION

     Directors are elected by plurality of the votes cast by holders of shares of common stock represented either in person or by proxy, at the annual meeting.

NOMINEES FOR ELECTION AS DIRECTORS

     The following table represents certain information with respect to each nominee for director of the Company.

                                                                                               DIRECTOR
NAME                                   AGE                 BUSINESS EXPERIENCE                 SINCE(1)
----                                   ---                 -------------------                 --------
E. Larry Burrow(2)...................  65    Plant Manager of Partee Flooring Mill, Oil and    1983
                                               Timber Investments, principally engaged in
                                               Oil and Lumber Production, Director of First
                                               Land and Investment Company
Claiborne P. Deming(3)...............  45    Director, President and Chief Executive Officer   1987
                                             of Murphy Oil Corporation, principally engaged
                                               in Oil and Gas Exploration and Production
Al Graves, Jr.(4)....................  63    Partner of Graves & Graves, Attorneys at Law      1998
Tommy Hillman........................  63    President of Winrock Farms, Inc.                  1997
James V. Kelley......................  50    Chairman of the Board, President and Chief        1985
                                               Executive Officer of the Company
Michael F. Mahony....................  55    Partner of Mahony & Yocum, Attorneys at Law       1981
Richard H. Mason.....................  62    President of Gibraltar Energy Company,            1983
                                             principally engaged in Oil and Gas Exploration
                                               and Production
Jack W. McNutt.......................  66    Retired Director, President and Chief Executive   1990
                                               Officer of Murphy Oil Corporation,
                                               principally engaged in Oil and Gas
                                               Exploration and Production
George F. Middlebrook, III...........  49    General Partner of Middlebrook Mineral            1997
                                               Partnership LLP, principally engaged in
                                               management of Oil and Gas Properties
R. Madison Murphy(3).................  42    Chairman of the Board of Murphy Oil               1989
                                             Corporation, principally engaged in Oil and Gas
                                               Exploration and Production, Director of
                                               Deltic Timber Corporation
Robert C. Nolan(3)...................  58    Chairman of the Board of Deltic Timber            1982
                                             Corporation, Managing Partner of Munoco
                                               Company, principally engaged in Oil and Gas
                                               Exploration and Production
Cal Partee, Jr.(2)...................  55    Partner of Partee Flooring Mill, Oil and Timber   1983
                                               Investments, principally engaged in Oil and
                                               Lumber Production
Carolyn Tennyson.....................  48    Timber Investments                                1997
John D. Trimble, Jr. ................  68    Managing Partner of Trimble Properties,           1983
                                             principally engaged in Oil and Other
                                               Investments

---------------

NOTES:

(1) All nominees are current directors of the Company. All current directors were elected at the last annual meeting on May 25, 1999.

(2) E. Larry Burrow is the brother-in-law of Cal Partee, Jr.

(3) Claiborne P. Deming, R. Madison Murphy and Robert C. Nolan are first cousins of each other.

(4) Al Graves, Jr. is the son of Albert Graves who is a director of The Citizens National Bank of Hope, Hope, Arkansas ("CNB"), which was acquired by the Company on March 30, 1998, and the brother of John Robert Graves who is a director and chief executive officer of CNB and is the South Arkansas Regional Chairman of the Company.

DIRECTOR NOMINATION AND QUALIFICATION

     The Board of Directors has a standing Nominating Committee. Names of all proposed nominees for election at the next annual meeting of Stockholders are referred to the Nominating Committee for its consideration. The Nominating Committee makes such inquiry into the qualification of proposed nominees as it deems appropriate and annually reports its findings to the Board of Directors concerning the qualifications of proposed nominees and submits its recommended slate of nominees. In making such recommendations, the Nominating Committee does not discriminate based upon the sex, race or religion of any proposed nominee. If approved by the Board of Directors, the Nominating Committee's recommended slate of nominees becomes the Board of Directors' recommended slate of nominees. It is the policy of the Nominating Committee to consider nominees recommended by Stockholders. The procedure to be followed by any stockholder who desires to recommend a nominee for consideration by the Nominating Committee is the same as that procedure disclosed under the caption "Stockholders Proposals" on page 17 of this Proxy Statement.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal year 1999, the Company's Board of Directors held ten (10) meetings. With the exception of Directors E. Larry Burrow and Claiborne P. Deming, each incumbent director attended 75% or more of the meetings of the Board held during the periods in which they served as members of the Company's Board of Directors.

     EXECUTIVE COMMITTEE. The Board of Directors has a standing Executive Committee which is authorized to exercise all authority of the Board of Directors in the intervals between the meetings of the Board of Directors with respect to the business affairs of the Company. The members of the Executive Committee are Directors James V. Kelley, Roy E. Ledbetter, Robert C. Nolan, Cal Partee, Jr. and John D. Trimble, Jr. During fiscal year 1999, the Executive Committee met thirteen (13) times. Each member attended 75% or more of the meetings.

     COMPENSATION, ESOP AND BENEFITS COMMITTEE. The Board of Directors has a standing Compensation, ESOP and Benefits Committee which formulates policies and procedures with respect to compensation and benefits. The members of the Compensation, ESOP and Benefits Committee are Directors Claiborne P. Deming, Roy
E. Ledbetter, Richard H. Mason and Robert C. Nolan. The functions of this Committee are (1) to review, approve and recommend to the Board salaries of all officers of the Company and of its wholly-owned banking subsidiaries; (2) to review, approve and recommend to the Board annually the aggregate amount to be expended as annual bonuses to executive officers of the Company and its wholly-owned banking subsidiaries; and (3) to review, oversee and approve the employee benefit plans of the Company. During fiscal year 1999, the Committee met four (4) times. Each member of the committee attended 75% or more of the meetings except Claiborne P. Deming and Richard H. Mason.

     AUDIT COMMITTEE. The Board of Directors has a standing Audit Committee which oversees the internal and external audit functions. The members of the Audit Committee are Directors E. Larry Burrow, Michael F. Mahony, Tommy Hillman,
R. Madison Murphy, and John D. Trimble, Jr. The functions of the Audit Committee are (1) to review and examine the internal control, compliance and accounting operating systems of the Company and its subsidiary banks; (2) to recommend to the Board any changes in policy deemed necessary as a result of this review; and
(3) to recommend to the Board and Stockholders the appointment of the Company's external audit firm. During fiscal year 1999, the Committee met six (6) times. Each member attended 75% or more of the meetings except Tommy Hillman.

     NOMINATING COMMITTEE. The Board of Directors has a standing Nominating Committee, the sole function of which is to nominate candidates to the Board of Directors. The members of the Nominating Committee are Directors E. Larry Burrow, Jack W. McNutt, Carolyn Tennyson, and John D. Trimble, Jr. During fiscal year 1999, the Nominating Committee did not meet.

COMPENSATION OF DIRECTORS

     All members of the Board of Directors of the Company other than executive officers are paid a retainer of $300 per month in addition to a fee of $480 per meeting for all regular and special meetings of the Board which they attend. Members of the Board serving on Board committees are paid a fee of $100 for each committee meeting they attend and committee chairmen receive an additional $50 for each meeting they attend.

     Directors receive no other cash or cash-equivalent forms of remuneration solely in their capacities as directors of the Company or its subsidiaries. Officers of the Company and its subsidiaries who also serve on the Company's Board are not paid a fee for serving in the capacity of director. The total cost to the Company for such fees during 1999 was $120,900.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock must file reports of ownership and changes of ownership in the Company with the Securities and Exchange Commission and the National Association of Securities Dealers pursuant to
Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act"). Additionally, Item 405 of Regulation S-K under the Act requires the Company to identify in its proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Except as described below, to the Company's knowledge, based exclusively on a review of the copies of the reports provided to the Company and on information and written representations provided to the Company by individual executive officers and directors, the Company believes during fiscal year 1999, all filing requirements applicable to executive officers and directors have been made in compliance with Section 16(a) and the rules promulgated thereunder. E. Larry Burrow timely filed a Form 5 reflecting three (3) small gift transactions that should have been reported on Form 5 for previous years. Al Graves, Jr. timely filed a Form 5 reflecting a delinquent reporting of a purchase transaction that should have been reported on a Form 4 and two (2) gift transactions that should have been reported on a Form 5 for a previous year. Roy E. Ledbetter timely filed a Form 5 reflecting a delinquent reporting of a purchase transaction that should have been reported on a Form 4. Gordon Lewis timely filed a Form 5 reflecting an indirect ownership interest that should have been reported on Form 3. Robert C. Nolan filed a Form 4 reflecting a delinquent reporting of a sales transaction that occurred in 1997.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, certified public accountants, to serve as the Company's independent auditors for the fiscal year ending December 31, 2000, and the Board of Directors has directed that such appointment be submitted to the Stockholders at the Meeting for their ratification and approval thereof. The Company has been advised by Arthur Andersen LLP that neither it nor any of its partners or associates has any relationship with the Company other than the usual relationship that exists between independent public accountants and clients. If the foregoing appointment is rejected by the Stockholders, the Board of Directors will appoint an independent auditor to serve for the fiscal year ending December 31, 2000, whose appointment to serve for any period subsequent to the 2000 Annual Meeting shall be subject to Stockholders' approval at such Annual Meeting.

     Representatives of Arthur Andersen LLP will be present at the Meeting, will have an opportunity to make a statement to the Stockholders, if desired, and will be available to respond to appropriate questions from Stockholders.

     In connection with its audit of the books and accounts of the Company for the fiscal year ended December 31, 1999, Arthur Andersen LLP examined the Company's annual consolidated financial statements, performed a review of its consolidated annual and quarterly filings with the Securities and Exchange Commission, and consulted with the Company concerning other accounting and certain tax matters.

     THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

              EXECUTIVE COMPENSATION AND CERTAIN SECURITY HOLDERS

REPORT OF THE COMPENSATION, ESOP AND BENEFITS COMMITTEE

     In order to enhance disclosure of the Company's policy toward executive compensation and to comply with the rules of the Securities and Exchange Commission, the Compensation, ESOP and Benefits Committee ("Committee"), in their capacity as such Committee, submits the following report addressing the Company's policy toward executive compensation as it relates to the named executive officers for fiscal year 1999.

  Compensation Policy

     The executive compensation policy of the Company is to compensate executives in a manner where a reasonable relationship exists between the maximization of corporate earnings and executive pay. The Company's compensation program creates an incentive to improve overall performance relative to other financial institutions within the Company's peer group. However, the Company does not seek to provide executives with incentives to take undue risk and thereby impair the Company's financial strength. The goal of the Company's policy is to retain and motivate key employees with bonuses based upon individual bank performance and initiatives as well as the Company's performance. The Company's performance is primarily measured by internal goals and performance levels compared to industry peers. If the Company achieves or exceeds internal goals and industry performance levels, executive compensation normally will be higher than in years where such goals and levels are not achieved. In order to attract and retain highly qualified executives the Company maintains an Employee Stock Ownership Plan and an Employees' Long-Term Incentive Plan which ensures that such executives will have a long-term stake in the success of the Company.

  Measures of Performance

     The Committee measures the Company's performance by examining earnings per share, return on assets, return on equity, and the level of nonperforming loans and assets. For the fiscal year ended December 31, 1999, those measures were:
Earnings per Share $1.32, Return on Assets 1.32%, Return on Equity 12.88%, Non-performing Loans to Total Loans 0.82%, and Non-performing Loans to Equity Capital 6.00%. The Earnings per Share, the Return on Assets, and the Return on Equity all represent increases compared with 1998. These are the primary factors, although not the exclusive ones considered, on which the Committee bases executive compensation. A further analysis is done by comparing these factors with the Company's internal goals, prior year's performance and peer group averages. The Company's revenues in fiscal year 1999 were derived almost exclusively from the commercial banking industry. Therefore, the Company measured its performance against a peer industry average index comparing itself and its banks to commercial banks which most closely resemble the Company's banks in asset size. Notwithstanding disclosure of certain performance measures in this paragraph, the Committee's recommendations concerning base salaries of named executives were not based upon the attainment of any specific quantitative performance objectives.

  Executive Compensation

     The Company's executive compensation program for fiscal year 1999 consisted of (1) annual base salary, adjusted from fiscal year 1998, (2) executive bonus based on the performance measures described above, (3) contributions to the Company's Employee Stock Ownership Plan and (4) contributions to whole life insurance policies for selected executives. The Committee feels that the above named types of compensation provide an effective incentive for executives.

     The Company's management was focused in their pursuit of maximizing earnings and maintaining a low level of non-performing assets which resulted in a significantly better 1999 performance. Notwithstanding the performance-based criterion noted in the preceding paragraph, various other factors are considered in determining the appropriate level of executive compensation. Other factors may include cost of living adjustments, as well as the individual's past performance and potential with the Company.

     The Committee has awarded executive compensation based upon the Company's performance and believes that this correlation results in an enhanced synergy between corporate goals and the interests of shareholders. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that the level of executive compensation in fiscal year 1999 is reflective of the foregoing compensation policy and performance goals of the company.

  Compensation of Chief Executive Officer

     The Company paid Mr. Kelley a base salary of $286,000 in 1999. Mr. Kelley's salary is considered appropriate by the Committee based upon his years of experience in this position. Additionally, the Committee considered Mr. Kelley's salary to be competitive when compared to other financial institutions within the Company's peer group.

     Mr. Kelley was awarded an annual bonus of $100,000 for 1999 which was paid in January of 2000. The Committee considered the 10% increase in earnings per share, the 12.88% return on average equity and the 1.32% return on average assets sufficient to merit the granting of his bonus.

                                            Respectfully Submitted,

                                            Compensation, ESOP and Benefits
                                            Committee

                                            /s/ Robert C. Nolan, Chairman
                                            /s/ Roy E. Ledbetter
                                            /s/ Richard H. Mason
                                            /s/ Claiborne P. Deming

STOCK PERFORMANCE

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1993, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1999 with the cumulative total returns on the S&P 500 Index, the Dow Jones Regional Banks Index (Southern) and the NASDAQ Financial Stocks Index. The comparison assumes $100 was invested on December 31, 1994, in the Company's Common Stock and in each of the foregoing indices with reinvestment of the dividends.
[Performance Chart]

                                            FIRST UNITED                                                       NASDAQ FINANCIAL
                                             BANCSHARE         BANKS, SOUTHERN U.S.      S&P COMPOSITE          STOCKS INDEX*
                                            ------------       --------------------      -------------         ----------------
1994                                           100.00                 100.00                 100.00                 100.00
1995                                           140.38                 144.41                 137.58                 145.68
1996                                           171.25                 195.98                 169.17                 187.03
1997                                           222.22                 306.39                 225.61                 286.11
1998                                           191.85                 330.81                 290.09                 277.73
1999                                           149.07                 261.15                 351.13                 274.63

                                                            FISCAL YEAR ENDING
                                            ---------------------------------------------------
COMPANY/INDEX/MARKET                         1994     1995     1996     1997     1998     1999
--------------------                        ------   ------   ------   ------   ------   ------
First United Bancshares...................  100.00   140.38   171.25   222.22   191.85   149.07
Banks, Southern U.S.......................  100.00   144.41   195.98   306.39   330.81   261.15
Nasdaq Financial Stocks Index.............  100.00   145.68   187.03   286.11   277.73   274.63
S&P Composite.............................  100.00   137.58   169.17   225.61   290.09   351.13

COMPENSATION OF MANAGEMENT

     The Company does not directly compensate the officers and management of its subsidiaries for serving in that capacity. Compensation is provided by The First National Bank of El Dorado, El Dorado, Arkansas ("El Dorado"), First National Bank of Magnolia, Magnolia, Arkansas ("Magnolia"), Merchants and Planters Bank, N.A., Camden, Arkansas ("Camden"), City National Bank of Fort Smith, Ft. Smith, Arkansas ("Ft. Smith"), First United Bank, Stuttgart, Arkansas ("Stuttgart"), The Bank of North Arkansas, Melbourne, Arkansas ("Melbourne"), FirstBank, Texarkana, Texas ("Texarkana"), Fredonia State Bank, Nacogdoches, Texas ("Nacogdoches"), City Bank & Trust of Shreveport, Shreveport, Louisiana ("Shreveport"), The Citizens National Bank of Hope, Hope, Arkansas ("Hope"), First Republic Bank, Rayville, Louisiana ("Rayville"), and First United Trust Company, N.A., El Dorado, Arkansas ("Trust Company"), the wholly-owned subsidiaries of the Company. The Company does compensate its directors for serving in that capacity as previously discussed. The following table shows information concerning the annual and long-term compensation for services in all capacities paid by the Company, and its subsidiaries, during the fiscal years ended December 31, 1999, 1998, and 1997 of those persons who were on December 31, 1999 (1) the chief executive officer and
(2) the other four most highly compensated executive officers of the Company at the end of 1999. (The chief executive officer and the other four most highly compensated executive officers are referred to collectively as the "Named Executive Officers.") Mr. Copeland became the chief financial officer and principal accounting officer of the Company on March 22, 1999 and was elected Secretary of the Company on April 19, 1999. Messrs. Harwood, Graves and Lewis were named as regional chairmen of the Company on April 1, 1998. All shares and per share amounts in the following charts have been adjusted to reflect the 2-for-1 stock split of the Company's Common Stock on June 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                          LONG-TERM
                                       -----------------------------------                COMPENSATION
                             FISCAL                              OTHER       RESTRICTED   -------------
                              YEAR                               ANNUAL        STOCK       SECURITIES      ALL OTHER
                              ENDED                           COMPENSATION    AWARD(S)     UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION  DEC. 31   SALARY($)   BONUS($)    (1)(2)($)        ($)       OPTIONS(#)(3)    ($)(4)(5)
---------------------------  -------   ---------   --------   ------------   ----------   -------------   ------------
James V. Kelley...........    1999      286,000    100,000        4,508            --            --          8,800
Chairman, President, Chief    1998      286,000     80,000        3,979        40,500        20,000          8,000
Executive Officer and         1997      260,000    105,000        4,037        24,886        13,206          8,981
Director of the Company
John G. Copeland(6).......    1999      109,300     15,000       17,836(7)     32,000(8)      5,000(9)       6,974
Secretary, Chief Financial
Officer and Principal
Accounting Officer of the
Company
Jim N. Harwood............    1999      185,000     52,500          864            --        10,000(10)      8,800
North and West Arkansas       1998      180,000     40,000        1,922            --        14,000          8,000
Regional Chairman of the      1997      170,000     50,000        2,081            --            --          8,981
Company; President, Chief
Executive Officer and
Director of Ft. Smith
John Robert Graves........    1999      175,000     47,250          884            --        10,000(10)      8,800
South Arkansas Regional       1998      170,000     36,000        1,360            --        14,000          4,267
Chairman of the Company;
Chief Executive Officer
and Director of Hope
Gordon Lewis..............    1999      180,000     52,500          840            --        10,000(10)      8,800
Texas and Louisiana           1998      175,000     40,000        2,040            --        14,000          8,000
Regional Chairman of the
Company; Chairman,
President and Director of
Nacogdoches

---------------

NOTES:

 (1) El Dorado provides a whole life insurance policy for the benefit of Mr. Kelley. For the year ended December 31, 1999 the amount paid by El Dorado for the policy for Mr. Kelley was $3,403. Group life insurance is provided to Company employees, including the named executive officers. The costs associated with the whole life insurance policy for Mr. Kelley and the group life insurance costs are included within the Other Annual Compensation Column.

 (2) Amounts representing certain personal benefits are not included in this table. The Company and its subsidiaries have a policy of providing country club services and automobiles to certain officers. The key employees receiving these benefits are selected by the respective subsidiaries' Boards of Directors. In the

     Company's estimation, the dollar amount of such items for the personal benefit of each named individual does not exceed ten percent (10%) of the aggregate compensation for any individual.

 (3) Represents the number of shares of Company Common Stock underlying non-statutory stock options granted for the years 1997, 1998 and 1999. No stock appreciation rights were granted to the executives named in the Summary Compensation Schedule.

 (4) The Company contributed cash contributions to an employee stock ownership plan ("ESOP") during fiscal year 1999 which is included as All Other Compensation. The Company makes cash contributions to the ESOP for the purchase of the Company's Common Stock for the benefit of covered employees. All employees over 20 and one-half years of age who have six months service with the Company and work 1,000 hours or more per year are covered by the ESOP. Contributions to the ESOP are discretionary. The Board of Directors determines the contribution each year up to a maximum of 15% of covered compensation. Each covered employee is allocated the same percentage of covered compensation. For the year ended December 31, 1999, the amount of the Company's contribution allocated to the accounts of Messrs. Kelley, Copeland, Harwood, Graves, and Lewis were, respectively $8,800, $6,974, $8,800, $8,800, and $8,800. This compensation is included within the All Other Compensation column.

 (5) Contributions for officers to the Company's pension plan are not included in the above table since they cannot readily be individually calculated by the regular actuaries for the plan. However, current compensation covered by the plan does not differ by more than ten percent (10%) from the covered compensation set forth in the annual compensation columns of the Summary Compensation Table for any named executive officer. Covered compensation covers basic compensation and bonuses or incentive compensation paid to all plan participants. The following table sets forth the annual life annuity, payable under the qualified pension plan to participating employees in the specified remuneration and years of service classification. The benefits provided by the pension plan are computed on a straight life annuity basis and are subject to a deduction for social security benefits.

                               PENSION PLAN TABLE
                SCHEDULE OF ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                              YEARS OF SERVICE
                  FINAL AVERAGE                -----------------------------------------------
                   COMPENSATION                  10        15        20        25        30
                  -------------                -------   -------   -------   -------   -------
     $ 20,000................................  $ 2,400   $ 3,600   $ 4,800   $ 6,000   $ 7,200
     $ 30,000................................  $ 3,930   $ 5,859   $ 7,860   $ 9,825   $11,789
     $ 50,000................................  $ 7,719   $11,579   $15,438   $19,298   $23,157
     $ 80,000................................  $13,705   $20,588   $27,410   $34,263   $41,115
     $100,000................................  $17,705   $26,558   $35,410   $44,263   $53,115
     $150,000................................  $27,705   $41,558   $55,410   $69,263   $83,115

      The final average compensation is averaged over the highest three (3) consecutive years of employment. Benefits commence at age 65, the normal retirement date, and continue for the lifetime of the participant, with 120 payments guaranteed. The estimated credited years of service for Mr. Kelley, Mr. Copeland, Mr. Harwood, Mr. Graves, and Mr. Lewis are 15, 1, 11, 2, and 2, respectively. Mr. Harwood is eligible for supplemental retirement benefits pursuant to the terms of the Supplemental Executive Retirement Agreement which he has entered into with the Company. The terms and conditions of such agreement is generally described under Executive Agreements on page 15 of this Proxy Statement.

 (6) On March 22, 1999, Mr. Copeland joined as Senior Vice President and Chief Financial Officer. Mr. Copeland became the Secretary of the Company on April 19,1999.

 (7) Includes a signing bonus of $17,500.

 (8) On March 22, 1999, a restricted stock option of 2,000 shares of the Company's Common Stock was granted to the indicated executive officer. The closing market price of the Company's unrestricted Common Stock on the date of the grant was $16.00 resulting in a dollar value of $32,000. Shares of the

     Company's Common Stock subject to the restricted option may be acquired at no cost by the executive officer. Restricted options vest upon the fifth anniversary of the date of grant.

 (9) On March 22, 1999, a non-statutory stock option of the Company's Common Stock was granted to the indicated executive officer. Such grant was made at $15.875 per share. Non-statutory options vest cumulatively over a four
     (4) year period, beginning one year following the date of the grant. Vesting occurs twenty-five percent (25%) per year up to one hundred percent (100%) vesting four (4) years after the date of the grant.

(10) On January 19, 1999, a non-statutory stock option of the Company's Common Stock was granted to the indicated executive officers. Such grant was made at $18.125 per share. Non-statutory options vest cumulatively over a four
     (4) year period, beginning one year following the date of the grant. Vesting occurs twenty-five percent (25%) per year up to one hundred percent (100%) vesting four (4) years after the date of the grant.

OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on March 21, 2000 the record date for the Meeting, the Company had issued and outstanding 25,297,444 shares of $1.00 Par Value, Common Stock. Listed in the following table are those Stockholders known to the Company's management, as of March 21, 2000, who own beneficially 5% or more of the Company's Common Stock.

                                                                          AMOUNT AND
                                                                          NATURE OF
                                                                          BENEFICIAL   PERCENT OF
TITLE OF CLASS                    NAME AND ADDRESS OF BENEFICIAL OWNER    OWNERSHIP      CLASS
--------------                    ------------------------------------    ----------   ----------
Common Stock, Par Value $1.00    Warren A. Stephens Trust; the W.R.       2,391,038(1)   9.45%
                                 Stephens, Jr. Revocable Trust; the
                                 W.R. Stephens, Jr. Trust; the Bess C.
                                 Stephens Trust(2); the Elizabeth Ann
                                 Stephens Campbell Revocable Trust;
                                 Craig Campbell Revocable Trust;
                                 Jackson T. Stephens; and Stephens
                                 Group, Inc.
                                 111 Center Street, Suite 2400
                                 Little Rock, Arkansas 72201

---------------

NOTE:

(1) All shares, except as described below, were held in trust and administered by the Bank of New York until December 30, 1996 when the trust terminated and the shares were distributed to the beneficial owners. The trust was created and the shares deposited therein upon the consummation of the merger by and between the Company and InvestArk Bankshares, Inc. on June 14, 1994. The Bess C. Stephens Trust beneficially owns a total of 1,043,864 shares or 4.13% of the Company's Common Stock, which total includes 673,652 shares that were not part of the trust administered by the Bank of New York. Additionally, the W. R. Stephens, Jr. Trust beneficially owns 5,400 shares of the Company's Common Stock and the Craig Campbell Revocable Trust beneficiary owns 2,000 shares of the Company's Common Stock which were not part of the trust. The Company expresses no opinion as to whether the beneficial owners constitute a "group" as defined in Section 13(d)(3) of the Exchange Act.

(2) The Bess C. Stephens Trust is the successor in interest to the ownership of the Company's Common Stock previously held by the W. R. Stephens Trust which was liquidated on February 6, 1996.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the nature and extent of ownership of the Common Stock of the Company by its directors, nominees for election and directors, each of the Named Executive Officers named in the Summary Compensation Table and all of the company's directors and executive officers as a group as of February 1, 2000.

                                                                AMOUNT AND
                                                                NATURE OF
                                                                BENEFICIAL    PERCENT OF
NAME OF BENEFICIAL OWNER                                       OWNERSHIP(1)     CLASS
------------------------                                       ------------   ----------
E. Larry Burrow(2)..........................................       60,648           *
John G. Copeland(16)........................................        1,250           *
Claiborne P. Deming(3)......................................      393,290        1.55%
Al Graves, Jr.(4)...........................................      126,000           *
John Robert Graves(5)(16)...................................      295,035        1.16%
Jim N. Harwood(6)(16).......................................       30,389           *
Tommy Hillman(7)............................................      130,868           *
James V. Kelley(8)(16)......................................      115,769           *
Roy E. Ledbetter(9).........................................       40,950           *
Gordon Lewis(10)(16)........................................       52,370           *
Michael F. Mahony(11).......................................       58,402           *
Richard H. Mason............................................        3,162           *
Jack W. McNutt..............................................       24,000           *
George F. Middlebrook, III(12)..............................      152,750           *
R. Madison Murphy(13).......................................      602,440        2.38%
Robert C. Nolan(14).........................................      531,756        2.10%
Cal Partee, Jr.(15).........................................      465,506        1.84%
Carolyn Tennyson............................................        1,600           *
John D. Trimble, Jr. .......................................       86,916           *
All Directors, Nominees for Director and Executive Officers
  as a Group (19 Persons)...................................    3,173,101       12.54%

---------------

 * Percentage of shares of Common Stock held is less than one percent (1%) of the issued and outstanding shares of Common Stock of the Company.

NOTES:

 (1) All shares listed represent Common Stock held in the company and are owned of record with beneficial ownership thereof except as described in certain of the following notes.

 (2) E. Larry Burrow owned of record 2,958 shares. Mr. Burrow's spouse owned of record 57,690 shares. Share totals exclude 385,218 shares owned of record by First Land & Investment Company. Mr. Burrow is a director and stockholder of First Land & Investment Company along with seven other directors. Mr. Burrow expressly disclaims beneficial ownership of such shares.

 (3) Claiborne P. Deming owned of record 264,322 shares; 128,968 shares were held by Mr. Deming as sole trustee of trusts for the benefit of his children who all live in his household and in which he disclaims any beneficial interest.

 (4) Al Graves, Jr. owned of record 73,908 shares. Mr. Graves and his spouse owned of record 24,596 shares; Mr. Graves' spouse and stepdaughter owned of record 5,826 shares, beneficial interest in such shares is expressly disclaimed by Mr. Graves. In addition, Mr. Graves beneficially owned 17,518 shares by virtue of his proportionate partnership interest in the Graves Family Partnership and beneficially owns 4,152 shares by virtue of his proportionate partnership interest in the Graves Family Limited Partnership.

 (5) John Robert Graves owned of record 163,014 shares; 259 shares were owned of record by the Company's Employee Stock Ownership Plan in which Mr. Graves had a beneficial interest. Mr. Graves' spouse owned of record 89,242 shares and beneficially owned an additional 756 shares held in an IRA, beneficial interest in such shares is expressly disclaimed by Mr. Graves; 10,594 shares were held by Mr. Graves as either a trustee or custodian for the benefit of minors, beneficial interest in such shares is expressly disclaimed by Mr. Graves. In addition, Mr. Graves beneficially owned 17,518 shares by virtue of his proportionate partnership interest in the Graves Family Partnership and beneficially owned 4,152 shares by virtue of his proportionate partnership interest in the Graves Family Limited Partnership.

 (6) Jim N. Harwood and his spouse owned of record 6,522 shares; 6,867 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Harwood had a beneficial interest.

 (7) A total of 107,260 shares were owned of record by THSH Investment Limited Partnership, LLP which is owned by Tommy Hillman and his spouse; Tommy Hillman Farms, Inc. which is owned by Mr. Hillman owned of record 14,352 shares; a total of 9,256 shares were owned of record by Mr. Hillman's self-directed IRA. Share totals exclude shares owned by Mr. Hillman's two
     (2) adult sons who each own 1,280 shares in which Mr. Hillman expressly disclaims beneficial interest.

 (8) James V. Kelley owned of record 3,748 shares; 18,362 shares were owned of record by the Company's Employee Stock Ownership Plan in which Mr. Kelley had a beneficial interest; 680 shares were held by Mr. Kelley as custodian for the benefit of a minor son; beneficial interest in such shares is disclaimed by Mr. Kelley.

 (9) Share total includes 10,000 shares held in an IRA beneficially owned by Mr. Ledbetter. Share total excludes 100,548 shares owned of record by Highland Industrial Park, Inc. Roy E. Ledbetter, who is an officer of Highland Industrial Park, Inc., expressly disclaims beneficial interest in such shares.

(10) Gordon Lewis and his spouse owned of record 40,400 shares; Mr. Lewis beneficially owned an additional 1,984 shares held in an IRA; 486 shares were owned by the Company's Employee Stock Ownership Plan in which Mr. Lewis has a beneficial interest. Share totals exclude 4,500 shares which were owned by the adult children of Mr. Lewis in which Mr. Lewis expressly disclaims beneficial interest.

(11) Michael F. Mahony owned of record 48,994 shares and Mr. Mahony beneficially owned an additional 6,408 shares held in an IRA; 3,000 shares were owned of record by Mr. Mahony's spouse, beneficial interest in such shares is expressly disclaimed by Mr. Mahony.

(12) George Middlebrook, III and his spouse owned of record 99,632 shares; Mr. Middlebrook's spouse owned of record 9,626 shares; 13,372 shares were owned of record by Mr. Middlebrook as custodian for his minor son; 30,120 shares were owned of record by Mr. Middlebrook as custodian for his minor nephews.

(13) R. Madison Murphy owned of record 103,720 shares. A total of 19,574 shares were held by R. Madison Murphy as trustee of trusts for the benefit of minor children; 2,070 shares were held by Mr. Murphy as trustee of trusts for the benefit of his minor nieces and nephews; 10,484 shares were held by others as trustees of trusts for the benefit of Mr. Murphy's minor children; 8,654 shares are owned of record by Mr. Murphy's spouse; beneficial interest in all such shares is expressly disclaimed by Mr. Murphy. Mr. Murphy beneficially owns 29,198 shares by virtue of residuary interests in trusts of which he is not a trustee. Additionally, Mr. Murphy as a member of a limited liability company which is the general corporate partner of a limited partnership (with shared voting and investment power) controlled 428,740 shares of which Mr. Murphy has a beneficial interest in 2,900 of such shares and his spouse and minor children had a beneficial interest in 212 and 636 of such shares, respectively.

(14) Robert C. Nolan owned of record 159,327 shares; Includes a total of 2,477 shares were owned of record by Mr. Nolan's spouse; and, a total of 369,952 shares that were held by Mr. Nolan as co-trustee of trusts for the benefit of nieces, nephews, children and lineal descendants of the four (4) co-trustees who have shared investment power, beneficial interest in all such shares is expressly disclaimed by Mr. Nolan. Share total excludes 46,788 shares owned by Mr. Nolan's adult children and his minor grandsons and granddaughter, beneficial interest in which is expressly disclaimed by Mr. Nolan.

(15) Cal Partee, Jr. owned of record 39,546 shares; Includes 425,960 shares owned of record by the Estate of Mr. Partee's father for which Mr. Partee as co-executor had shared voting power.

(16) Share totals include shares issuable upon the exercise of options within a period of sixty (60) days from March 21, 2000, as follows: Mr.
     Copeland -- 1,250 shares; Mr. John Robert Graves -- 9,500 shares; Mr. Harwood -- 17,000 shares; Mr. Kelley -- 92,979 shares; and Mr.
     Lewis -- 9,500 shares.

                             OPTION GRANTS IN 1999

     The following table shows information concerning stock options granted during 1999, as noted in the Summary Compensation Table, to the Company's Named Executive Officers, which includes hypothetical realizable values for those options (assuming they were exercised at the end of the ten year term) and the hypothetical gain to all holders of Common Stock at the end of that ten year period, in each case assuming the Common Stock had achieved accumulative appreciation of 5% and 10% per year. None of the below described options were eligible to be exercised during 1999.

                                                                                            POTENTIAL REALIZABLE VALUES AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK APPRECIATION
                                                INDIVIDUAL GRANTS                                     FOR OPTION TERM(3)
                           ------------------------------------------------------------   ------------------------------------------
                           NUMBER OF    % OF TOTAL
                           SECURITIES    OPTIONS
                           UNDERLYING    GRANTED
                            OPTIONS         TO       EXERCISE     MARKET                       0%             5%            10%
                            GRANTED     EMPLOYEES      PRICE       PRICE     EXPIRATION   DOLLAR GAINS   DOLLAR GAINS   DOLLAR GAINS
NAME                         (#)(2)      IN 1999     ($/SHARE)   ($/SHARE)      DATE          ($)            ($)            ($)
----                       ----------   ----------   ---------   ---------   ----------   ------------   ------------   ------------
John G. Copeland.........     2,000(4)     2.74%         -0-       16.00     03/22/2009      32,000            52,125         82,900
John G. Copeland.........     5,000(5)     6.85%      15.875       16.00     03/22/2009         625            49,925        126,525
Jim N. Harwood...........    10,000(6)    13.70%      18.125      18.375     01/19/2009       2,500           115,550        292,850
John Robert Graves.......    10,000(6)    13.70%      18.125      18.375     01/19/2009       2,500           115,550        292,850
Gordon Lewis.............    10,000(6)    13.70%      18.125      18.375     01/19/2009       2,500           115,550        292,850
Dollar Gains of All First
  United
  Stockholders(1)........                                                                                $292,275,590   $740,743,458

---------------

(1) Total dollar gains are based on the indicated assumed annual rates of appreciation from January 19, 1999 to January 18, 2000 and calculated on the 25,294,296 shares of Common Stock outstanding as of January 19, 1999.

(2) There were no SARs granted to the Chief Executive Officer or any other executive officer in 1999.

(3) The potential realizable values represent future opportunity and have not been reduced to present value in 1999 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Securities and Exchange Commission for illustration purposes, and these rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the named executive officer. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full 10-year term of the options. For example, in order for Mr. Copeland to realize the potential values set forth in the five percent and ten percent columns in the table above, the price per share of Company Common Stock would have to be approximately $25.86 and $41.18 respectively. In order for the individuals named above who received options with an exercise price of $18.125 per share to realize the potential values set forth in the five percent and ten percent columns in the table above, the price per share of Company Common Stock would have to be approximately $29.52 and $47.01 respectively.

(4) On March 22, 1999, the Company granted Mr. Copeland, with regard to services, a restricted stock option to acquire shares of the Company's Common Stock at no cost. Such option shall not be exercisable prior to the date five years, or after the date ten years, from the date such option was granted.

(5) On March 22, 1999, the Company granted to Mr. Copeland, with regard to services for the Company, a non-statutory stock option to purchase shares of the Company's Common Stock at an exercise price of $15.875 per share.

(6) On January 19, 1999, the Company granted to each of Messrs. Harwood, Graves, and Lewis, with regard to services for the Company, a non-statutory stock option to purchase shares of the Company's Common Stock at an exercise price of $18.125 per share.

               OPTION EXERCISES IN 1999 AND 1999 YEAR-END VALUES

     The following table shows information concerning stock option exercises in 1999 and the year-end value of unexercised options.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                         OPTIONS AT 1999            IN-THE-MONEY OPTIONS
                           ACQUIRED ON      VALUE              YEAR-END                  AT 1999 YEAR-END
NAME                       EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE($)
----                       -----------   -----------   -------------------------   ----------------------------
James V. Kelley..........     1,612        27,555            79,840/61,310               131,178/355,268
John G. Copeland.........       -0-           -0-                 0/ 7,000                     0/ 26,750
Jim N. Harwood...........       -0-           -0-            11,000/23,000                 1,013/    338
John Robert Graves.......       -0-           -0-             3,500/20,500                     0/      0
Gordon Lewis.............       -0-           -0-             3,500/20,500                     0/      0

EXECUTIVE AGREEMENTS

     The Company has entered into Executive Severance Agreements with certain of its officers including James V. Kelley, John G. Copeland, Jim N. Harwood and John Robert Graves. The agreements of Messrs. Kelley, Harwood and Graves continue through July 26, 2001. Mr. Copeland's agreement continues through March 21, 2001. Each of the agreements provides that it is automatically extended in twelve (12) month increments unless the Company gives prior written notice of termination. These agreements provide for termination compensation in the event their employment terminates under certain conditions, as set forth in the agreements. In the event of a covered termination, the executive shall be entitled to receive a multiple of base period income equal to his annual base salary, plus the greater of the average of any incentive bonus payable to the executive for the Company's last two fiscal years or the executive's target bonus opportunity under the Company's annual incentive plan. The base period income multiple for Messrs. Kelley, Copeland, Harwood and Graves is 3.00, 2.00, 2.00, and 2.00, respectively. Termination compensation will be paid in cash or common stock of the Company at the election of the executive. If an executive is entitled to receive termination compensation, the Company would also be obligated to provide the same or substantially similar insurance coverages for a specified period for the executive and his beneficiaries in effect at the time of termination or, at the option of the executive, to include in the executive's termination compensation a lump sum amount equal to the value of such benefits. The specified period for Messrs. Kelley, Copeland, Harwood and Graves is thirty-six months, twenty-four months, twenty-four months, and twenty-four months, respectively. In addition, if any excise tax is imposed under Section 4999 of the Internal Revenue Code, as amended, on payments received, the Company will pay the executive a sum that will net him the amount he would have received if the excise tax had not been imposed.

     The Company has entered into Supplemental Executive Retirement Agreements with certain key employees including Jim N. Harwood. The agreements are non-qualified, unfunded arrangements which provide additional retirement benefits to certain key employees to replace all or a portion of the executive's retirement benefits which were reduced when the Company amended its defined benefit plan to comply with provisions of the Internal Revenue Code, as amended. Under the agreements, the Company will pay the executives a Deferred Compensation Benefit provided the executive remains employed with the Company until normal retirement date or in the event of a Change of Control, as defined in the agreements. In the event of early retirement with approval of the Company's Board of Directors, the executive will receive a reduced portion of his Deferred Compensation Benefit. The executive will only be entitled to receive his Vested Accrued Benefit, as defined in the agreements, in the event of early retirement without Board approval. If the executive dies prior to the earlier of his normal retirement date or termination of employment, no benefits will be payable pursuant to the agreements. The Deferred Compensation Benefits of Mr. Harwood is $21,756 annually and is payable over a 10-year period in 120 equal monthly installments.

     Nacogdoches has entered into an Employment Agreement with Gordon Lewis. The agreement is automatically extended each day and in effect has a continuing two year term. The Agreement may be terminated by either party on thirty days notice or by Nacogdoches upon the employee's death or becoming disabled. If Nacogdoches terminates the agreement with Cause, as defined in the agreement, or if Mr. Lewis terminates the agreement without Good Reason -- Change in Control, as defined in the agreement, the agreement shall terminate without further obligation to Mr. Lewis other than obligations owing or accrued to, vested in, or earned by Mr. Lewis through the date of termination ("Accrued Obligations"). If Mr. Lewis terminates the agreement with Good Reason -- Change in Control, or if Nacogdoches terminates the agreement without Cause before or after the occurrence of a Change in Control, as defined in the agreement, Nacogdoches shall be obligated to pay Mr. Lewis in cash one lump sum within thirty days after the date of determination of the aggregate of all Accrued Obligations plus an amount equal to two (2) times Mr. Lewis' annual salary in effect at the time of such termination.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and El Dorado, Magnolia, Camden, Ft. Smith, Stuttgart, Texarkana, Melbourne, Nacogdoches, Shreveport, Hope, Rayville, and the Trust Company; directors of the Company and El Dorado, Magnolia, Camden, Ft. Smith, Stuttgart, Texarkana, Nacogdoches, Melbourne, Shreveport, Hope, Rayville and the Trust Company; associates of such persons and principal Stockholders. Loans made to this group, including companies in which they are principal owners (10% or more ownership interest) amounted to approximately $30,713,000 as of December 31, 1999, which represents 11.83% of the Company's equity capital. Such transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Michael F. Mahony is a partner in the law firm of Mahony & Yocum, El Dorado, Arkansas. The Company retained such law firm as counsel for El Dorado during fiscal year 1999. Such firm received legal fees from El Dorado based upon an hourly basis at rates comparable to those prevailing in the market.

     During 1999, Arkansas Oklahoma Gas Co. had a line of credit from Ft. Smith in the principal amount of $6,000,000 at a variable rate of interest which is calculated as National Prime Rate minus 0.75% (interest adjusted and paid quarterly). The largest amount of indebtedness in 1999 was $900,000 and as of December 31, 1999, there was no outstanding indebtedness. The W. R. Stephens, Jr. Trust and Elizabeth Ann Stephens Campbell Revocable Trust each own 33 1/3% of the shares of A.O.G. Corporation, which is a 100% owner of Arkansas Oklahoma Gas Co. See footnote 1 on page 11 of this Proxy Statement.

     El Dorado, Magnolia, Camden, Ft. Smith, Stuttgart, Texarkana, Melbourne, Hope and the Trust Company maintained brokerage accounts with Stephens Inc. in 1999 in which the total commissions earned by Stephens Inc. was $234,177. The Company's Defined Benefit Plan and Trust maintained an account with Stephens Capital Management ("SCM"), the investment advisor division of Stephens Inc., during 1999 in which earnings by SCM totaled $82,739. Stephens Inc. is a subsidiary of Stephens Group, Inc. See footnote 1 on page 11 of this Proxy Statement.

                                 ANNUAL REPORT

     The Annual Report to Stockholders for the fiscal year ended December 31, 1999, including financial statements and other matters of interest to Stockholders accompanies this Proxy Statement or has been previously mailed to you. Stockholders are referred to such Report for financial information about the activities of the Company, but such report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON RECEIVING A COPY OF THIS PROXY STATEMENT, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH A REQUEST SHOULD BE ADDRESSED TO JOHN
G. COPELAND, CHIEF FINANCIAL OFFICER, FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730, TELEPHONE (870) 863-3181.

                                 OTHER MATTERS

     So far as is now known to the management of the Company, there is no business other than that described herein to be presented to the Stockholders for action at the Meeting. Should other business properly come before the Meeting, votes may be cast pursuant to proxies with respect to any such business in the best judgment of the person acting under the proxies.

                             STOCKHOLDER PROPOSALS

     The 2001 Annual Meeting of Stockholders is presently scheduled to be held May 22, 2001. Any stockholder of the Company who wishes to have a proposal presented in the Company's Proxy Statement for such Meeting must deliver such proposal in writing in accordance with Rule 14a-8 promulgated under the Exchange Act, addressed to Mr. John G. Copeland, to the Company at its office at Main and Washington Streets, El Dorado, Arkansas 71730, not later than December 31, 2000.

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors of
                                          FIRST UNITED BANCSHARES, INC.

                                          /s/JAMES V. KELLEY
                                          James V. Kelley
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                          FIRST UNITED BANCSHARES, INC.
     MAIN AND WASHINGTON STREETS                       EL DORADO, ARKANSAS 71730

                           ANNUAL STOCKHOLDERS MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of FIRST UNITED BANCSHARES, INC., hereby constitutes and appoints JAMES V. KELLEY and JOHN G. COPELAND or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on March 21, 2000, at the Annual Meeting of Stockholders to be held on May 23, 2000, at 2:00 p.m., or at any and all adjournments thereof.

1.   Proposal to elect the following nominees as directors of the Company,

     [ ] FOR ALL NOMINEES   [ ] WITHHOLD AUTHORITY    [ ] FOR ALL EXCEPT

E. Larry Burrow, Claiborne P. Deming, Al Graves, Jr., Tommy Hillman, James V. Kelley, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, George F. Middlebrook, III, R. Madison Murphy, Robert C. Nolan, Cal Partee, Jr., Carolyn Tennyson and John D. Trimble, Jr.

THE UNDERSIGNED STOCKHOLDERS(S) MAY WITHHOLD AUTHORITY TO VOTE FOR ANY SINGLE NOMINEE(S) BY MARKING THE "FOR ALL EXCEPT" BOX AND LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME(S) OF ANY NOMINEE.

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company.

            [ ] FOR         [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any and all adjournments thereof.

                  (Continued and to be Signed on Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.


                    Dated
                         ------------------------------------------------------

                    -----------------------------------------------------------
                                          (signature)

                    -----------------------------------------------------------
                                  (signature if jointly held)


                    Please sign exactly as the name appears on your stock certificate(s). When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please sign in full corporate name and have signed by the president or other duly authorized officer. If a partnership, please sign in partnership name by the authorized person.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

       IF YOU PLAN ON ATTENDING THE ANNUAL STOCKHOLDERS MEETING IN PERSON,
               PLEASE INDICATE SO BY CHECKING THE FOLLOWING BOX. [ ]